UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 13, 2020
______________________
RealPage, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Lakeside Boulevard			75082-4305
Richardson	,	Texas
(Address of principal executive offices)			(Zip Code)
(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)(e) Departure of Executive Vice President
On January 13, 2020, RealPage, Inc. (the “Company”) and William Chaney, Executive Vice President of the Company, entered into a Transition Agreement (“Chaney Agreement”) whereby Mr. Chaney resigned his position with the Company effective as of January 13, 2020 and pursuant to which Mr. Chaney will continue to provide consulting services related to the transition from his role at the Company through April 2, 2020. Mr. Chaney will receive severance compensation as provided in Section 9(a) of his Amended and Restated Employment Agreement with the Company dated as of March 1, 2015 and continue to vest in his existing equity awards during such service through April 2, 2020. The Company has the right under the Chaney Agreement to extend such consulting period through July 2, 2020, in which case Mr. Chaney would continue to vest in his existing equity awards during such service through July 2, 2020.

The foregoing description of the Chaney Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed in a forthcoming periodic report with the Securities and Exchange Commission.

(c) Appointment of President

Effective January 14, 2020, Ashley Glover, age 48, was named President of the Company. Ms. Glover served as our Executive Vice President and Chief Operating Officer from January 2018 until January 2020. Ms. Glover served as our Executive Vice President and Chief Revenue Officer from August 2016 until January 2018. Ms. Glover served as a consultant in real estate investment, operations, and strategy in the US and Europe from January 2014 to July 2016. Ms. Glover served as Executive Vice President from April 2009 to December 2013 and previously served as Senior Vice President from March 2005 until April 2009. From November 2004 through early March 2005, Ms. Glover served in a consulting capacity for us in conjunction with our acquisition of The Pleco Group, LLC. From August 1995 to July 1997 and again from August 1999 to July 2003, Ms. Glover handled both international and domestic assignments for McKinsey & Company. Ms. Glover received her B.S. in computer science from Southern Methodist University and her M.B.A. from Harvard University.

On August 3, 2016 the Company and Ms. Glover entered into an Employment Agreement that was previously included as Exhibit 10.2 to the Company’s Form 10-Q (File Number 001-34846) filed on November 8, 2016. On April 28, 2010, Ms. Glover entered into a standard indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-166397) on April 29, 2010.

Other than the agreements described above, Ms. Glover is not a party to any arrangement or understanding regarding her appointment as President. There are no family relationships between Ms. Glover and any executive officers, directors, or person nominated or chosen by the Company to become a director or executive officer of the Company. Other than as previously disclosed in the Company’s 2019 Proxy Statement for the Annual Meeting of Stockholders filed with the Securities Exchange Commission on April 26, 2019, Ms. Glover is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

	By:	/s/ Stephen T. Winn
Stephen T. Winn
Chief Executive Officer, President and Chairman

Date: January 14, 2020